Exhibit 99.1

N E W S R E L E A S E

One Park Place, Suite 700  ● 621 Northwest 53rd Street  ● Boca Raton, Florida 33487  ● www.geogroup.com

THE GEO GROUP REPORTS THIRD QUARTER 2016 RESULTS

•	3Q16 Net Income Attributable to GEO of $0.59 per Diluted Share

•	3Q16 Normalized FFO of $0.79 per Diluted Share

•	3Q16 AFFO of $0.96 per Diluted Share

•	Increased FY 2016 Net Income Attributable to GEO Guidance to $1.88-$1.90 per Diluted Share

And Adjusted EPS Guidance to $2.11-$2.13 per Diluted Share

•	Increased FY 2016 AFFO Guidance to $3.65-$3.67 per Diluted Share

Boca Raton, Fla. – November 3, 2016 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the third quarter 2016.

Third Quarter 2016 Highlights

•	Net Income Attributable to GEO of $0.59 per Diluted Share

•	Net Operating Income of $145.2 million

•	Normalized FFO of $0.79 per Diluted Share

•	AFFO of $0.96 per Diluted Share

GEO reported third quarter 2016 net income attributable to GEO of $43.7 million, or $0.59 per diluted share, compared to $38.3 million, or $0.52 per diluted share, for the third quarter 2015. GEO reported third quarter 2016 Normalized Funds From Operations (“Normalized FFO”) of $59.1 million, or $0.79 per diluted share, compared to $54.7 million, or $0.74 per diluted share, for the third quarter 2015. GEO reported third quarter 2016 Adjusted Funds From Operations (“AFFO”) of $71.5 million, or $0.96 per diluted share, compared to $66.3 million, or $0.90 per diluted share, for the third quarter 2015. GEO reported third quarter 2016 Net Operating Income (“NOI”) of $145.2 million compared to $132.0 million for the third quarter 2015.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our strong third quarter results and our outlook for the fourth quarter and full year. We believe that our financial performance and continued organic growth is reflective of our diversified platform of real estate, management and programmatic solutions which allows us to provide cost-effective, high quality services for our government partners around the world and to deliver industry-leading, evidence-based rehabilitation programs both in-custody and in community-based settings to the men and women who have been entrusted to our care. We remain focused on maintaining our leadership in the delivery of these important programs and effectively allocating capital to continue to enhance value for our shareholders.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

GEO reported total revenues for the third quarter 2016 of $554.4 million up from $469.9 million for the third quarter 2015. Third quarter 2016 revenues reflect $69.7 million in construction revenues associated with the development of the 1,300-bed Ravenhall Facility in Australia (the “Ravenhall, Australia project”) which is lower than the $84 million GEO had previously anticipated and compares to $24.8 million in construction revenues for the third quarter 2015.

First Nine Months 2016 Highlights

•	Net Income Attributable to GEO of $1.34 per Diluted Share; Reflects Loss on Extinguishment of Debt

•	Adjusted Net Income of $1.57 per Diluted Share

•	Net Operating Income of $419.6 million

•	Normalized FFO of $2.18 per Diluted Share

•	AFFO of $2.71 per Diluted Share

GEO reported net income attributable to GEO of $99.3 million, or $1.34 per diluted share, for the first nine months of 2016, compared to $95.4 million, or $1.29 per diluted share, for the first nine months of 2015. GEO’s results for the first nine months of 2016 reflect approximately $15.9 million, net of tax, related to the loss on extinguishment of debt associated with GEO’s April 2016 senior note offering and tender offer for GEO’s 6.625% senior notes which were due 2021, and approximately $1.2 million, net of tax, in start-up expenses. Adjusting for start-up expenses and for the loss on extinguishment of debt, GEO reported adjusted net income for the first nine months of 2016 of $1.57 per diluted share.

For the first nine months of 2016, GEO reported Normalized FFO of $162.1 million, or $2.18 per diluted share, compared to $145.3 million, or $1.97 per diluted share, for the first nine months of 2015. GEO reported AFFO for the first nine months of 2016 of $201.5 million, or $2.71 per diluted share, compared to $176.7 million, or $2.39 per diluted share, for the first nine months of 2015. For the first nine months of 2016, GEO reported NOI of $419.6 million compared to $369.4 million for the first nine months of 2015.

GEO reported total revenues for the first nine months of 2016 of $1.61 billion up from $1.34 billion for the first nine months of 2015. Revenues for the first nine months of 2016 reflect $182.3 million in construction revenues associated with the development of the Ravenhall, Australia project, which is lower than the $196 million GEO had previously anticipated and compares to $67.0 million in construction revenues for the first nine months of 2015.

2016 Financial Guidance

GEO updated its financial guidance for the full-year and for the fourth quarter of 2016. GEO expects full-year 2016 total revenue to be approximately $2.18 billion, including approximately $253 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO expects full-year 2016 Net Income Attributable to GEO to be in a range of $1.88 to $1.90 per diluted share. For the full-year 2016, GEO increased its Adjusted EPS guidance to a range of $2.11 to $2.13 per diluted share and its AFFO guidance to a range of $3.65 to $3.67 per diluted share.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

For the fourth quarter 2016, GEO expects total revenues to be in a range of $552 million to $557 million, including approximately $71 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. For the fourth quarter 2016, GEO expects Net Income Attributable to GEO to be in a range of $0.54 to $0.56 per diluted share and AFFO to be in a range of $0.94 to $0.96 per diluted share.

Quarterly Dividend

On October 18, 2016, GEO’s Board of Directors declared a quarterly cash dividend of $0.65 per share. The quarterly cash dividend will be paid on November 10, 2016 to shareholders of record as of the close of business on October 31, 2016. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. A reconciliation table of Net Income Attributable to GEO to Adjusted Net Income is also presented herein. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at www.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 9:30 AM (Eastern Time) to discuss GEO’s third quarter 2016 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until November 17, 2016 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10095727.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 104 facilities totaling approximately 87,000 beds, including projects under development, with a growing workforce of approximately 20,500 professionals.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2016, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting net loss attributable to non-controlling interests, equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, and start-up expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, and loss on extinguishment of debt, net of tax.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, and loss on extinguishment of debt, net of tax.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the fourth quarter of 2016 and full year 2016, the assumptions underlying such guidance, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2016 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Third quarter 2016 financial tables to follow:

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Unaudited
	Q3 2016	Q3 2015	YTD 2016	YTD 2015
Revenues	$554,376	$469,866	$1,612,911	$1,343,181
Operating expenses	415,659	345,966	1,221,002	997,812
Depreciation and amortization	28,783	27,127	85,886	78,628
General and administrative expenses	37,483	33,742	108,448	97,764

Operating income	72,451	63,031	197,575	168,977
Interest income	7,928	2,992	18,387	7,933
Interest expense	(33,428)	(27,314)	(93,864)	(78,610)
Loss on extinguishment of debt	—	—	(15,885)	—

Income before income taxes and equity in earnings of affiliates	46,951	38,709	106,213	98,300
Provision for income taxes	4,970	1,758	12,000	6,954
Equity in earnings of affiliates, net of income tax provision	1,693	1,340	4,943	3,949

Net income	43,674	38,291	99,156	95,295
Less: Net loss attributable to noncontrolling interests	46	21	123	79

Net income attributable to The GEO Group, Inc.	$43,720	$38,312	$99,279	$95,374

Weighted Average Common Shares Outstanding:
Basic	74,108	73,757	74,010	73,658
Diluted	74,336	73,919	74,283	73,906
Income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.59	$0.52	$1.34	$1.29

Diluted:
Net income per share — diluted	$0.59	$0.52	$1.34	$1.29

Regular Dividends Declared per Common Share	$0.65	$0.62	$1.95	$1.86

*	all figures in ‘000s, except per share data

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q3 2016	Q3 2015	YTD 2016	YTD 2015
Net Income attributable to GEO	$43,720	$38,312	$99,279	$95,374
Add:
Loss on extinguishment of debt, net of tax	—	—	$15,885	—
Start-up expenses, net of tax	—	1,919	1,190	4,831
M&A related expenses, net of tax	—	—	—	2,232

Adjusted Net Income	$43,720	$40,231	$116,354	$102,437

Weighted average common shares outstanding - Diluted	74,336	73,919	74,283	73,906
Adjusted Net Income Per Diluted Share	$0.59	$0.54	$1.57	$1.39

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	Unaudited As of September 30, 2016	As of December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$30,123	$59,638
Restricted cash and investments	102,652	8,489
Accounts receivable, less allowance for doubtful accounts	341,454	314,097
Current deferred income tax assets	—	27,914
Prepaid expenses and other current assets	33,443	28,208

Total current assets	$507,672	$438,346

Restricted Cash and Investments	24,463	20,236
Property and Equipment, Net	1,908,053	1,916,386
Contract Receivable	388,729	174,141
Direct Finance Lease Receivable	—	1,826
Non-Current Deferred Income Tax Assets	24,154	7,399
Intangible Assets, Net (including goodwill)	824,427	839,586
Other Non-Current Assets	64,897	64,307

Total Assets	$3,742,395	$3,462,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$81,906	$77,523
Accrued payroll and related taxes	46,947	48,477
Accrued expenses and other current liabilities	144,384	135,483
Current portion of capital lease obligations, long-term debt, and non-recourse debt	15,638	17,141

Total current liabilities	$288,875	$278,624

Non-Current Deferred Income Tax Liabilities	—	11,471
Other Non-Current Liabilities	92,081	87,694
Capital Lease Obligations	7,757	8,693
Long-Term Debt	1,893,980	1,855,810
Non-Recourse Debt	493,303	213,098
Shareholders’ Equity	966,399	1,006,837

Total Liabilities and Shareholders’ Equity	$3,742,395	$3,462,227

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(In thousands, except per share data)

(Unaudited)

	Unaudited
	Q3 2016	Q3 2015	YTD 2016	YTD 2015
Net Income attributable to GEO	$43,720	$38,312	$99,279	$95,374
Add:
Real Estate Related Depreciation and Amortization	15,334	14,449	45,697	42,826

Equals: NAREIT defined FFO	$59,054	$52,761	$144,976	$138,200

Add:
Loss on extinguishment of debt, net of tax	—	—	15,885	—
Start-up expenses, net of tax	—	1,919	1,190	4,831
M&A related expenses, net of tax	—	—	—	2,232

Equals: FFO, normalized	$59,054	$54,680	$162,051	$145,263

Add:
Non-Real Estate Related Depreciation & Amortization	13,449	12,678	40,189	35,802
Consolidated Maintenance Capital Expenditures	(7,526)	(5,843)	(18,720)	(17,929)
Stock Based Compensation Expenses	3,186	3,025	9,675	8,602
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	3,303	1,770	8,330	4,986

Equals: AFFO	$71,466	$66,310	$201,525	$176,724

Weighted average common shares outstanding - Diluted	74,336	73,919	74,283	73,906
FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.79	$0.74	$2.18	$1.97

AFFO Per Diluted Share	$0.96	$0.90	$2.71	$2.39

Regular Common Stock Dividends per common share	$0.65	$0.62	$1.95	$1.86

*	all figures in ‘000s, except per share data

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

Reconciliation of Net Income Attributable to GEO to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Unaudited
	Q3 2016	Q3 2015	YTD 2016	YTD 2015
Net income attributable to GEO	$43,720	$38,312	$99,279	$95,374
Less
Net loss attributable to noncontrolling interests	46	21	123	79

Net Income	$43,674	$38,291	$99,156	$95,295
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,693)	(1,340)	(4,943)	(3,949)
Income tax provision	4,970	1,758	12,000	6,954
Interest expense, net of interest income	25,500	24,322	75,477	70,677
Loss on extinguishment of debt	—	—	15,885	—
Depreciation and amortization	28,783	27,127	85,886	78,628
General and administrative expenses	37,483	33,742	108,448	97,764

Net Operating Income, net of operating lease obligations	$138,717	$123,900	$391,909	$345,369

Add:
Operating lease expense, real estate	6,481	6,293	25,726	19,369
Start-up expenses, pre-tax	—	1,850	1,939	4,658

Net Operating Income (NOI)	$145,198	$132,043	$419,574	$369,395

Subtract (Add):
General and administrative expenses	37,483	33,742	108,448	97,764
Operating lease expense, real estate	6,481	6,293	25,726	19,369
Start-up expenses, pre-tax	—	1,850	1,939	4,658
Equity in earnings of affiliates, pre-tax	(2,343)	(1,923)	(6,793)	(5,661)

EBITDA	$103,577	$92,081	$290,254	$253,266

Adjustments
Net loss attributable to noncontrolling interests	46	21	123	79
Stock based compensation expenses, pre-tax	3,186	3,025	9,675	8,602
Start-up expenses, pre-tax	—	1,850	1,939	4,658
M&A related expenses, pre-tax	—	—	—	2,174

Adjusted EBITDA	$106,809	$96,977	$301,991	$268,779

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S  R E L E A S E

2016 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2016
Net Income Attributable to GEO	$139,500	to	$141,500
Real Estate Related Depreciation and Amortization	61,000		61,000

Funds from Operations (FFO)	$200,500	to	$202,500

Adjustments
Loss on Extinguishment of Debt	16,000		16,000
Start-Up Expenses	1,000		1,000

Normalized Funds from Operations	$217,500	to	$219,500

Non-Real Estate Related Depreciation and Amortization	54,000		54,000
Consolidated Maintenance Capex	(25,000)		(25,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	25,000		25,000

Adjusted Funds From Operations (AFFO)	$271,500	to	$273,500

Net Cash Interest Expense	88,000		88,000
Consolidated Maintenance Capex	25,000		25,000
Income Taxes	20,000		20,000

Adjusted EBITDA	$404,500	to	$406,500

G&A Expenses	144,000		144,000
Non-Cash Stock Based Compensation	(13,000)		(13,000)
Real Estate Related Operating Lease Expense	32,000		32,000

Net Operating Income	$567,500	to	$569,500

FFO Per Diluted Share (Normalized)	$2.93	to	$2.95
AFFO Per Diluted Share	$3.65	to	$3.67
Weighted Average Common Shares Outstanding-Diluted	74,300	to	74,500

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations